Exhibit 99.1

The amounts shown represent the beneficial ownership of the Issuer's securities by (i) J.P. Morgan Partners (BHCA), L.P. ("JPMP BHCA"), (ii) J.P.Morgan Partners Global Investors, L.P. ("J.P. Morgan Global"), (iii) J.P. Morgan Global Investors A, L.P. ("JPMP Global A"), (iv) J.P. Morgan Partners Global Investors (Cayman), L.P. ("JPMP Cayman"), (v) J.P. Morgan Partners Global Investors (Cayman) II, L.P. ("JPMP Cayman II"), (vii) J.P. Morgan Partners Global Investors (Selldown), L.P. ("JPMP Selldown"), and (viii) J.P. Morgan Partners Global Investors (Selldown) II, L.P. ("JPMP Selldown II", and together with J.P. Morgan Global, JPMP Global A, JPMP Cayman, JPMP Cayman II, JPMP Selldown, the "Global Funds"). The Reporting Person is a limited partner of JPMP Master Fund Manager, L.P. ("JPMP MFM"). JPMP MFM is the general partner of JPMP BHCA and a limited partner of JPMP Global Investors, L.P. ("JPMP Global Investors"), the general partner of the Global Funds. The actual pro rata portion of such beneficial ownership that may be deemed attributable to the Reporting Person is not readily determinable because it is subject to several variables, including the internal rate of return and vesting of interests within JPMP BHCA, JPMP MFM, JPMP Global Investors and the Global Funds. Mr. Akkaraju disclaims beneficial ownership of the securities to the extent it exceeds his pecuniary interest therein.